UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2024
ETSY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02. Results of Operations and Financial Condition.
On July 31, 2024, Etsy, Inc. ("Etsy") issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.
Information in Item 2.02 and Exhibit 99.1 of this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2024, Rachel Glaser, Etsy’s Chief Financial Officer, notified Etsy that she has decided to retire. Ms. Glaser is currently expected to remain Etsy’s Chief Financial Officer until the earlier of when a successor is appointed or April 1, 2025, and then serve in an advisory capacity through June 30, 2025 to support continuity and a smooth transition.
On July 31, 2024, Ms. Glaser and Etsy entered into a letter agreement (the “Letter Agreement”) governing the terms of her remaining period of service to Etsy. The Letter Agreement provides for continuing base salary at her current rate through April 1, 2025, management cash incentive program eligibility for 2024, and her outstanding equity awards continuing to vest in accordance with their terms. In exchange for advisory services and a general release of all claims in favor of Etsy, beginning in April 2025, Ms. Glaser will receive an advisory fee equal to $27,000 per month during the period that she serves in an advisory capacity, the costs of continuation coverage under Etsy’s group healthcare plans through October 31, 2025, and any stock options vested and outstanding on her retirement date will remain exercisable until the earlier of 18 months following April 1, 2025 or the original stock option expiration dates.
This description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement. A copy of the Letter Agreement is expected to be filed as an exhibit to Etsy’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains or references forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements relating to the timing of Ms. Glaser’s retirement and her future advisory role. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as "could," "expect," "intend," "may," "plan," "will," or similar expressions and derivative forms and/or the negatives of those words.
Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include but are not limited to the timing of Ms. Glaser’s retirement and transition. Other risks and uncertainties that may cause actual results to differ materially from those that Etsy expects are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur.
Forward-looking statements represent our beliefs and assumptions only as of the date of this report. We disclaim any obligation to update forward-looking statements.
Item 7.01. Regulation FD Disclosure.
On July 31, 2024, Etsy issued a press release regarding Ms. Glaser’s retirement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Etsy, Inc. on July 31, 2024
99.2	Press Release issued by Etsy, Inc. on July 31, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: /s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer
Dated: July 31, 2024
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